Exhibit 99.1

                           GREY ADVERTISING INC.

                                                              PRESS RELEASE

          Contact:  Steven Felsher 212-546-2440
                    Toni Lee       212-546-2422

                           FOR IMMEDIATE RELEASE

          New York, New York -- December 23, 1997 -- GREY
          ADVERTISING INC. (NASDAQ-NMS: GREY) today announced that it had refinanced its borrowings with The Prudential
          Insurance Company of America.

          Pursuant to the refinancing, Grey has repaid the 7.68% $30,000,000 loan it had taken down in early 1993 and, in turn, borrowed $75,000,000. The new loan has an average maturity of seven years and bears interest at the rate of 6.94%.

          A Grey spokesperson noted that the company believes the current interest rate environment makes the loan attractive. The proceeds of the loan are to be used for general corporate purposes.

          Grey is one of the world's leading independent advertising and communications enterprises with
          $6.5 billion of billings and 376 offices in 87 countries.